Exhibit 99.1

Harris Corporation Second Quarter Income Increases 42%
On Revenue Growth of 24%;
Company Raises Earnings Guidance for Fiscal Year 2005

MELBOURNE, Florida, January 26, 2005 – Harris Corporation (NYSE:HRS) today announced significant increases in revenue and earnings for the second quarter of fiscal 2005, driven by strong growth in its government businesses and continuing improvements in revenue and profitability in its commercial businesses. Revenue in the second quarter of fiscal 2005 increased 24 percent to $737 million; income from continuing operations increased 42 percent to $45 million; and diluted earnings per share were $.65. Earnings were $.75 per diluted share, excluding costs associated with the second quarter acquisition of Encoda Systems (see tables 5 & 6).

The company also raised its fiscal year 2005 earnings guidance from a range of $2.60 — $2.70 per diluted share to a range of $2.85 — $2.95 per diluted share. The revised guidance continues to exclude costs of $.10 per diluted share associated with the Encoda Systems acquisition.

“Financial results in the second quarter were exceptional from virtually every perspective,” said Howard L. Lance, Harris chairman, president and chief executive officer. “Each of our four businesses had year-over-year and sequential revenue and operating income growth during the quarter, excluding acquisition costs. In addition, operating performance in our commercial businesses continued to improve, reflecting our focus on cost reductions and operating efficiencies. We delivered strong organic revenue growth of 17 percent, compared to the prior-year quarter, and both the Orkand and Encoda acquisitions are on track and contributing to growth and profitability.”

Government Communications Systems
 Revenue for Harris’ Government Communications Systems segment was $447.3 million in the second quarter, a 31 percent increase compared to the year-ago quarter. Operating income increased 46 percent to $53.1 million and continued to be driven by excellent program execution. Results benefited from $5.7 million of income associated with an unused reserve for the final settlement of fiscal year 2001 overhead rates for government programs.

Revenue growth in the segment was driven by programs across a broad spectrum of government markets, including the FAA Telecommunications Infrastructure (FTI) program, the Iraqi Media Network (IMN) program, and the Patriot program for the U.S. National

Reconnaissance Office (NRO). Revenue growth also was driven by recent program wins including a number of classified programs, the Advanced Extremely High Frequency (AEHF) terminals program for the U.S. Navy, the MAF/TIGER® database modernization program for the U.S. Census Bureau, and the U.S. Army’s Aerial Common Sensor (ACS) program.

New programs won during the quarter included a contract with a potential value of $175 million over nine years from the Defense Information Systems Agency to provide system maintenance and engineering for the agency’s Crisis Management System. Harris also won a three-year, $80 million program with the National Security Agency (NSA) for software development and integration, and a $37 million, three-year contract to provide large unfurlable spaceborne antennas for the Mobile User Objective System (MUOS), a narrowband tactical satellite communications system for U.S. warfighters. In addition, Harris won a two-year contract with Boeing Satellite Systems to provide primary spot-beam communications antennas for the next three DIRECTV® satellites.

Following the close of the quarter, Harris also received a $22 million, three-month contract for the Iraqi Media Network program.

RF Communications
 Revenue in the RF Communications segment was $116.3 million, representing a 10 percent increase, compared to the year-ago quarter. Operating income was $32.4 million, also a 10 percent increase. Operating margin remained strong at 27.9 percent of revenue. Orders during the quarter increased significantly and were greater than sales. Year-to-date orders for the segment are now up 16 percent, compared to the first half of fiscal 2004. Growth continues to be driven by requirements for Harris Falcon® II tactical radios supporting troop deployments in Iraq and other theaters of operation, by communications modernization programs for U.S. armed forces, and for long-term standardization initiatives in the United Kingdom and other allied nations.

In late December, the U.S. Army awarded Harris radio and service contracts valued at more than $30 million for Falcon II radios. The contracts include AN/PRC-150(C) radios in manpack and vehicular configurations to support operations in Iraq and Afghanistan and the U.S. Army’s Modularity program. Earlier in the quarter, the U.S. Army also awarded Harris a contract valued at more than $30 million for AN/PRC-117F multiband, multimission radios. The radios use advanced Harris software-defined radio technology to provide battle-proven embedded communications security, satellite communications, and electronic counter-countermeasure capabilities (ECCM). Additional orders in the quarter included Falcon II radios for the U.S. Navy and for allied military forces in the Philippines, Algeria, and Uganda.

“The RF segment’s opportunity pipeline has expanded significantly,” Lance said. “In the domestic market, the anticipated supplemental U.S. defense budget is expected to provide immediate additional radio funding for the U.S. Army’s Modularity program, as well as requirements for the U.S. Marine Corps, Army Reserve, and National Guard. In international markets, we are anticipating a large order from Pakistan, and new orders from the United Kingdom, Algeria, the Philippines, and other allied nations. Together, these orders are expected to drive year-over-year revenue growth well into next fiscal year.”

Microwave Communications
Revenue in the Microwave Communications segment was $85.5 million, a 3 percent increase compared to the prior-year quarter, and a 23 percent sequential increase from the first quarter of fiscal 2005. Operating income was $2.6 million, compared to a loss of $1.8 million in the year-ago quarter.

Gross margin continued to improve in the quarter as a result of increasing shipments of TRuepoint™ 5000, a new family of microwave radios targeted mainly at international markets. The rollout of TRuepoint is on schedule. Milestones in the quarter included the release of TRuepoint products in the 13 and 15 GHz frequency bands and the relocation of production from Montreal to the company’s premier microwave manufacturing facility in San Antonio, Texas. Year-to-date orders for TRuepoint now total $17 million. TRuepoint sales continued to increase over the preceding quarters, and the company still expects sales of $30 million in fiscal 2005.

Orders during the quarter included microwave systems for international customers in Nigeria, Eastern Europe, Latin America, China, and Asia. In North America, growth continued to be driven by the availability of homeland security funding for private network upgrades. Orders included contracts from wireless service providers and from the City of Tucson, a state emergency crisis management network in the northeast, and Pacific Corporation.

Broadcast Communications
 Revenue in the Broadcast Communications segment was $98.9 million, an increase of

49 percent compared to the prior-year quarter, and included $21 million of revenue from Encoda Systems, which was acquired November 3, 2004. Excluding $8.6 million in acquisition-related costs, operating income was $9.6 million including $3.7 million from Encoda Systems. Operating income for the segment was $2.6 million in the year-ago quarter. Operating income on a GAAP basis was $1.0 million.

The segment achieved double-digit organic revenue growth, compared to the prior-year quarter. Revenue increased in all of the segments’ five business units, including television, radio, software systems, networking and government solutions, and Europe. Growth drivers included HD Radio™ equipment, domestic and international analog TV equipment, and studio and networking equipment for the Iraqi Media Network.

During the quarter, Harris was awarded a contract from Belo Corporation to upgrade four television stations to full-power digital transmission. Harris also entered into a multimillion-dollar agreement with Cox Radio for the provision of digital radio transmitters through 2008. Cox Radio has 78 stations in 18 markets. In international markets, Harris received a major order from T-Systems for digital television systems. Harris also was awarded a contract to provide FM radio transmission systems and associated equipment to the International Broadcasting Bureau (IBB). The IBB provides engineering support for U.S. government-funded broadcast services throughout the world, including Voice of America, Radio Sawa, and Radio and TV Martí broadcasts to Cuba. Harris also announced the first Caribbean installation of its NetVX™ high-speed, integrated networking platform at Television Jamaica Limited.

Financial Position
 The company’s financial position and level of liquidity continue to be strong. Cash flow from operations in the first two quarters was $85 million. Harris continues to expect cash flow from operations for the fiscal year to be in the range of $200 — $250 million. Cash and cash equivalents on hand at the end of the quarter were $230 million compared to $628 million at the beginning of the 2005 fiscal year. The principal use of cash during this period was for the Encoda and Orkand acquisitions.

Outlook
 “Strong results in the quarter, combined with a growing opportunity pipeline in our RF Communications business, have allowed us to once again increase our earnings expectations for fiscal year 2005,” said Lance. “New program wins and superior contract performance in our

Government Communications Systems business continue to position Harris to outpace industry growth. In our Microwave business, we are quite pleased with the ongoing roll-out of TRuepoint 5000 radios and their positive impact on our profitability. We also are very encouraged by solid growth in our Broadcast business, and the expanded market presence and opportunities expected from the acquisition of Encoda.”

Harris will host a conference call today at 5:00 p.m., Eastern Time, to discuss the above items. Interested individuals are invited to listen to the call by using a dial-in number: (719) 457-2617, access code: 634936. The conference call also will be broadcast live via the Internet at http://www.harris.com. A replay of the teleconference will be available beginning at 8:00 p.m., Eastern Time, and will run until midnight, Eastern Time, on Wednesday, February 2. To access the replay, please call (719) 457-0820, access code: 634936. A recording of the call will also be available on Harris’ website beginning at 7:00 p.m., Eastern Time on January 26.

Harris Corporation is an international communications technology company focused on providing assured communications™ products, systems and services for government and commercial customers. The company’s operating divisions serve markets for government communications, tactical radio, broadcast, and microwave systems. Harris provides systems and service to customers in more than 150 countries. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures
 This press release and related tables contain non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including earnings per share, fiscal 2005 guidance for income from continuing operations per diluted common share and margin improvement and operating income for the Broadcast Communications Division adjusted in each instance to exclude the impact of an in-process R&D write-off and one-time integration costs associated with the acquisition of Encoda Systems Holdings, Inc. A reconciliation of the difference between each non-GAAP financial measure, with the most directly comparable financial measure calculated in accordance with GAAP, is included in this release. Management of Harris believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze Harris business trends and to better understand the company’s performance. In addition, the company may utilize non-GAAP financials as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Forward-Looking Statement
 Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2005, the potential value of contract awards and potential contract awards, expected cash flow from operations for fiscal 2005 and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenues, as the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; the potential impact of hurricanes on our operations in Florida and the potential impact of earthquakes on our operations is California; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Attachments: Six financial tables.

This press release contains trademarks, service marks, and registered marks of Harris Corporation and its subsidiaries. DIRECTV® is a registered trademark of DIRECTV Group, Inc. HD Radio™ is a registered trademark of iBiquity Digital Corporation.

# # #

Media inquiries: Tom Hausman at 321-727-9131, or tom.hausman@harris.com

Investor relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1
HARRIS CORPORATION
FY’05 Second Quarter Summary
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Two Quarters Ended
	December 31,	January 2,	December 31,	January 2,
	2004	2004	2004	2004
	(In millions, except per share amounts)

Revenue from product sales and services	$737.2	$593.9	$1,406.6	$1,141.8

Cost of product sales and services	(540.2)	(440.4)	(1,044.3)	(854.1)
Engineering, selling and administrative expenses	(124.2)	(101.0)	(225.2)	(192.6)
Non-operating income (loss)	(3.5)	(6.0)	(5.2)	(6.0)
Interest income	1.6	1.5	3.9	2.8
Interest expense	(6.0)	(6.3)	(12.0)	(12.6)

Income from continuing operations before income taxes	64.9	41.7	123.8	79.3
Income taxes	(19.8)	(10.0)	(38.6)	(22.1)

Income from continuing operations	45.1	31.7	85.2	57.2
Discontinued operations, net of income taxes	—	1.4	—	1.9

Net income	$45.1	$33.1	$85.2	$59.1

Net income per common share
Basic
Continuing operations	$.68	$.48	$1.28	$.86
Discontinued operations	—	.02	—	.03

	$.68	$.50	$1.28	$.89

Diluted
Continuing operations	$.65	$.46	$1.23	$.84
Discontinued operations	—	.02	—	.03

	$.65	$.48	$1.23	$.87

Cash dividends paid per common share	$.12	$.10	$.24	$.20

Basic weighted average shares outstanding	66.5	66.3	66.4	66.3
Diluted weighted average shares outstanding	70.9	70.1	70.6	70.0

Table 2
HARRIS CORPORATION
FY’05 Second Quarter Summary
BUSINESS SEGMENT INFORMATION

	Quarter Ended		Two Quarters Ended
	December 31,	January 2,	December 31,	January 2,
	2004	2004	2004	2004
	(In millions)
Revenue
Government Communications Systems	$447.3	$341.5	$879.5	$675.9
RF Communications	116.3	105.6	229.6	194.8
Microwave Communications	85.5	83.0	154.9	151.4
Broadcast Communications	98.9	66.4	166.3	124.8
Corporate eliminations	(10.8)	(2.6)	(23.7)	(5.1)

	$737.2	$593.9	$1,406.6	$1,141.8

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Government Communications Systems	$53.1	$36.3	$98.2	$68.2
RF Communications	32.4	29.5	63.9	54.5
Microwave Communications	2.6	(1.8)	3.5	(4.1)
Broadcast Communications	1.0	2.6	3.3	3.7
Headquarters expense	(13.6)	(12.4)	(27.4)	(24.9)
Corporate eliminations	(2.7)	(1.7)	(4.4)	(2.3)
Non-operating income (loss)	(3.5)	(6.0)	(5.2)	(6.0)
Net interest	(4.4)	(4.8)	(8.1)	(9.8)

	$64.9	$41.7	$123.8	$79.3

Table 3
HARRIS CORPORATION
FY’05 Second Quarter Summary
CONSOLIDATED STATEMENT OF CASH FLOWS

	Two Quarters Ended
	December 31,	January 2,
	2004	2004
	(In millions)
Operating Activities
Net income	$85.2	$59.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	32.0	27.1
Non-current deferred income tax	4.5	5.0
Loss (gain) on the sale of securities available-for-sale	3.1	(2.1)
(Increase) decrease in:
Accounts and notes receivable	12.3	5.6
Unbilled costs and inventories	(21.4)	18.6
Increase (decrease) in:
Accounts payable and accrued expenses	(48.7)	(7.0)
Advance payments and unearned income	3.0	32.7
Income taxes	(7.6)	(12.2)
Other	22.4	0.6

Net cash provided by operating activities	84.8	127.4

Investing Activities
Cash paid for acquired businesses	(426.4)	—
Additions of plant and equipment	(34.4)	(28.9)
Proceeds from the sale of securities available-for-sale	13.1	3.1

Net cash used in investing activities	(447.7)	(25.8)

Financing Activities
Proceeds from borrowings	69.4	1.0
Payment of borrowings	(76.8)	(26.2)
Proceeds from exercise of employee stock options	22.8	8.0
Repurchase of common stock	(36.2)	(19.1)
Cash dividends	(16.0)	(13.3)

Net cash used in financing activities	(36.8)	(49.6)

Effect of exchange rate changes on cash and cash equivalents	2.6	(0.7)

Net increase (decrease) in cash and cash equivalents	(397.1)	51.3

Cash and cash equivalents, beginning of year	627.5	442.6

Cash and cash equivalents, end of period	$230.4	$493.9

Table 4
HARRIS CORPORATION
FY’05 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	July 2,
	2004	2004
	(In millions)

Assets
Cash and cash equivalents	$230.4	$627.5
Receivables	485.0	457.5
Unbilled costs and accrued earnings	124.6	111.1
Inventories	229.7	220.9
Current deferred income taxes	118.3	114.1
Income taxes receivable	8.4	6.6
Plant and equipment	299.3	283.3
Goodwill	566.8	223.3
Identifiable intangible assets	106.8	10.1
Non-current notes receivable	13.2	18.1
Other assets	143.0	153.3

	$2,325.5	$2,225.8

Liabilities and Shareholders’ Equity
Short-term debt	$4.1	$9.9
Accounts payable and accrued expenses	394.2	403.8
Advance payments and unearned income	154.5	129.1
Non-current deferred income taxes	14.7	2.8
Long-term debt	401.4	401.4
Shareholders’ equity	1,356.6	1,278.8

	$2,325.5	$2,225.8

HARRIS CORPORATION
FY’05 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of segments’ operating income (loss), net income, and net income per diluted share adjusted to exclude certain costs, expenses, and losses. Management of Harris believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris’ business and to better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY’05 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Consolidated Statement Of Income

	Quarter Ended			Quarter Ended
	December 31, 2004			January 2, 2004
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP

	(In millions, except per share amounts)

Revenue from product sales and services	$737.2	$—	$737.2	$593.9	$—	$593.9

Cost of product sales and services (A)	(540.2)	4.8	(535.4)	(440.4)	—	(440.4)
Engineering, selling and
administrative expenses (B)	(124.2)	3.8	(120.4)	(101.0)	—	(101.0)
Non-operating income (loss)	(3.5)	—	(3.5)	(6.0)	—	(6.0)
Interest income	1.6	—	1.6	1.5	—	1.5
Interest expense	(6.0)	—	(6.0)	(6.3)	—	(6.3)

Income from continuing operations before income taxes	64.9	8.6	73.5	41.7	—	41.7
Income taxes	(19.8)	(1.6)	(21.4)	(10.0)	—	(10.0)

Income from continuing operations	$45.1	$7.0	$52.1	$31.7	$—	$31.7

Income from continuing operations per diluted common share	$.65	$.10	$.75	$.46	$—	$.46

	Two Quarters Ended			Two Quarters Ended
	December 31, 2004			January 2, 2004
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP

	(In millions, except per share amounts)

Revenue from product sales and services	$1,406.6	$—	$1,406.6	$1,141.8	$—	$1,141.8

Cost of product sales and services (A)	(1,044.3)	4.8	(1,039.5)	(854.1)	—	(854.1)
Engineering, selling and administrative expenses (B)	(225.2)	3.8	(221.4)	(192.6)	—	(192.6)
Non-operating income (loss)	(5.2)	—	(5.2)	(6.0)	—	(6.0)
Interest income	3.9	—	3.9	2.8	—	2.8
Interest expense	(12.0)	—	(12.0)	(12.6)	—	(12.6)

Income from continuing operations before income taxes	123.8	8.6	132.4	79.3	—	79.3
Income taxes	(38.6)	(1.6)	(40.2)	(22.1)	—	(22.1)

Income from continuing operations	$85.2	$7.0	$92.2	$57.2	$—	$57.2

Income from continuing operations per diluted common share	$1.23	$.10	$1.33	$.84	$—	$.84

Table 6
HARRIS CORPORATION
FY’05 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BUSINESS SEGMENT INFORMATION

	Quarter Ended			Quarter Ended
	December 31, 2004			January 2, 2004
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP

	(In millions)
Revenue
Government Communications Systems	$447.3	$—	$447.3	$341.5	$—	$341.5
RF Communications	116.3	—	116.3	105.6	—	105.6
Microwave Communications	85.5	—	85.5	83.0	—	83.0
Broadcast Communications	98.9	—	98.9	66.4	—	66.4
Corporate eliminations	(10.8)	—	(10.8)	(2.6)	—	(2.6)

	$737.2	$—	$737.2	$593.9	$—	$593.9

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Government Communications Systems	$53.1	$—	$53.1	$36.3	$—	$36.3
RF Communications	32.4	—	32.4	29.5	—	29.5
Microwave Communications	2.6	—	2.6	(1.8)	—	(1.8)
Broadcast Communications (C)	1.0	8.6	9.6	2.6	—	2.6
Headquarters expense	(13.6)	—	(13.6)	(12.4)	—	(12.4)
Corporate eliminations	(2.7)	—	(2.7)	(1.7)	—	(1.7)
Non-operating income (loss)	(3.5)	—	(3.5)	(6.0)	—	(6.0)
Net interest	(4.4)	—	(4.4)	(4.8)	—	(4.8)

	$64.9	$8.6	$73.5	$41.7	$—	$41.7

	Two Quarters Ended			Two Quarters Ended
	December 31, 2004			January 2, 2004
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP

	(In millions)
Revenue
Government Communications Systems	$879.5	$—	$879.5	$675.9	$—	$675.9
RF Communications	229.6	—	229.6	194.8	—	194.8
Microwave Communications	154.9	—	154.9	151.4	—	151.4
Broadcast Communications	166.3	—	166.3	124.8	—	124.8
Corporate eliminations	(23.7)	—	(23.7)	(5.1)	—	(5.1)

	$1,406.6	$—	$1,406.6	$1,141.8	$—	$1,141.8

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Government Communications Systems	$98.2	$—	$98.2	$68.2	$—	$68.2
RF Communications	63.9	—	63.9	54.5	—	54.5
Microwave Communications	3.5	—	3.5	(4.1)	—	(4.1)
Broadcast Communications (C)	3.3	8.6	11.9	3.7	—	3.7
Headquarters expense	(27.4)	—	(27.4)	(24.9)	—	(24.9)
Corporate eliminations	(4.4)	—	(4.4)	(2.3)	—	(2.3)
Non-operating income (loss)	(5.2)	—	(5.2)	(6.0)	—	(6.0)
Net interest	(8.1)	—	(8.1)	(9.8)	—	(9.8)

	$123.8	$8.6	$132.4	$79.3	$—	$79.3

HARRIS CORPORATION
FY’05 Second Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP MEASUREMENTS

Notes to tables 5 and 6:

Note A – Adjustments to cost of product sales and services for the quarter and two quarters ended December 31, 2004, relate to impairment losses on capitalized software development costs ($4.8 million) associated with our acquisition of Encoda Systems, Inc.

Note B – Adjustments to engineering, selling and administrative expenses for the quarter and two quarters ended December 31, 2004, relate to the write-off of in-process research and development ($3.8 million) associated with our acquisition of Encoda Systems, Inc.

Note C – Adjustments to Broadcast Communications segment operating income for the quarter and two quarters ended December 31, 2004, relate to the write-off of in-process research and development ($3.8 million), and impairment losses on capitalized software development costs ($4.8 million) associated with our acquisition of Encoda Systems, Inc.

As noted in the release, the company raised its fiscal 2005 earnings guidance to a range of $2.85 to $2.95 per diluted share, excluding $.10 per diluted share of costs noted above for the second quarter acquisition of Encoda. On a GAAP basis including such costs, the earnings guidance for fiscal 2005 is $2.75 to $2.85 per diluted share.